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                                                                  EXHIBIT (a)(3)
                         NOTICE OF GUARANTEED DELIVERY

                                      for

                        TENDER OF SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                       of

                        DAWSON PRODUCTION SERVICES, INC.

                                       to

                           MIDLAND ACQUISITION CORP.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to tender Shares (as defined below) pursuant to the Offer (as defined below) if (i) certificates ("Share Certificates") representing shares of common stock, par value $.01 per share (the "Common Stock"), of Dawson Production Services, Inc., a Texas corporation (the "Company"), including the associated common stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares") issued pursuant to the Rights Agreement, dated as of September 11, 1997, as amended, between the Company and Harris Trust Company of New York, as Rights Agent (the "Rights Agreement"), are not immediately available; (ii) time will not permit all required documents to reach The Bank of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Offer to Purchase); or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                              THE BANK OF NEW YORK
                               ------------------

            By Mail:                 By Facsimile Transmission:     By Hand or By Overnight Courier:
  Tenders & Exchange Department   (for Eligible Institutions Only)    Tenders & Exchange Department
         P.O. Box 11248                    (212) 815-6213                  101 Barclay Street
      Church Street Station                                            Receive and Deliver Window
  New York, New York 10286-1248                                         New York, New York 10286
                                     For Confirmation Telephone:
                                           (800) 507-9357

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, AND TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER
 OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE
       SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Midland Acquisition Corp., a New Jersey corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which together, as amended or supplemented from time to time, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

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 Number of Shares:
                  -----------------------------------

 Certificate No(s). (if available):

 ------------------------------------------------------

 ------------------------------------------------------

 If Shares will be tendered by book-entry transfer:

 Name of Tendering Institution:

 ------------------------------------------------------

 Account No.:
             ----------------------------------------

 Dated:__________________________________________, 19

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 Name(s) of Record Holder(s):

 ----------------------------------------------------

 ----------------------------------------------------
                (Please Type or Print)

 Address(es):
             ----------------------------------------

 ----------------------------------------------------
                                             Zip Code

 Area Code and Tel. No.:
                        -----------------------------

 Signature(s):
              ---------------------------------------

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 Dated:__________________________________________, 19

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                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Security Transfer Agents Medallion Program hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and any other required documents, within three New York Stock Exchange, Inc. trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and the certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
             -------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Authorized Signature

Address:
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                                                                      (Zip Code)

Area Code and Tel. No.:
                       ---------------------------------------------------------

Name:
     ---------------------------------------------------------------------------
                              Please Type or Print

Title:
      --------------------------------------------------------------------------

Date:_______________________________, 1998

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD
      BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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